Exhibit 99.1

Apollo Global Management Completes Conversion to a Corporation and Provides Details Regarding 2019 Investor Day

NEW YORK, NY – September 5, 2019 – Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) announced today that it has completed its previously announced conversion from a publicly traded partnership to a corporation. Existing Apollo shareholders will receive a final Schedule K-1 for the period from January 1, 2019 through September 4, 2019, and following today’s conversion, distributions will be dividends for U.S. tax purposes and stockholders will receive a Form 1099-DIV.

Apollo also provided details regarding the Investor Day it will host for stockholders and analysts on Thursday, November 7, 2019 in New York. The Investor Day will include a series of presentations by the firm’s senior management team. The event is scheduled to begin at 8:00 a.m. ET and will conclude at approximately 2:00 p.m. ET.

The Investor Day will be webcast live and can be accessed by all interested parties and media via the Shareholders section of Apollo’s website at www.apollo.com/shareholders. For those unable to join the webcast live, a replay will be available in the Shareholders section of Apollo’s investor relations website following the conclusion of the event.

For questions regarding the 2019 Investor Day, please contact Apollo’s investor relations department at: APOInvestorRelations@apollo.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $312 billion as of June 30, 2019 in private equity, credit and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

Forward Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real asset funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019, and in Apollo’s quarterly report on Form 10-Q filed with the SEC on August 6, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Contact Information

Apollo Global Management

For investors please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0467

gstein@apollo.com

Ann Dai

Investor Relations Manager

Apollo Global Management, Inc.

(212) 822-0678

adai@apollo.com

For media inquiries please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, Inc.

(212) 843-8590

czehren@rubenstein.com